As filed with the Securities and Exchange Commission on March 11, 2004

Registration No. 333-90322

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

SPECTRX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	58-2029543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6025A UNITY DRIVE
NORCROSS, GEORGIA 30071
(770) 242-8723
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________________

THOMAS H. MULLER, JR.
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
SPECTRX, INC.
6025A UNITY DRIVE
NORCROSS, GEORGIA 30071
(770) 242-8723
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copies to:

LISA A. STATER, ESQ.
JONES DAY
3500 SUNTRUST PLAZA
303 PEACHTREE STREET
ATLANTA, GEORGIA 30308-3242
(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Deregistration of 81,300 Shares of Common Stock

SpectRx, Inc. hereby amends its registration statement on Form S-3 (Registration No. 333-90322), filed with the Securities and Exchange Commission on June 12, 2002 and as amended by Amendment No. 1 (filed on October 16, 2002), Amendment No. 2 (filed on October 29, 2002) and Amendment No. 3 (filed on December 12, 2002), by deregistering 81,300 shares of its common stock.

These shares consist of all the registered shares that were not transferred pursuant to the above registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, in the State of Georgia, on March 11, 2004.

SpectRx, Inc.
By: /s/ THOMAS H. MULLER, JR.

Thomas H. Muller, Jr. Executive Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:
NAME	TITLE	DATE
*

Mark A Samuels	Chairman, Chief Executive Officer and Director (Principal Executive Officer
/s/ THOMAS H. MULLER, JR.

Thomas H. Muller, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 11, 2004
*

Keith D. Ignotz	President, Chief Operating Officer and Director
*

Charles G. Hadley	Director
*

Earl R. Lewis	Director
*

William E. Zachary	Director
*

Chris Monahan	Director
/s/ THOMAS H. MULLER, JR.

Thomas H. Muller, Jr.	* Attorney-in-fact	March 11, 2004